UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2010

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13699	95-1778500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2010 Raytheon Company (“Raytheon”) held its annual meeting of stockholders. At the annual meeting, Raytheon’s stockholders approved the Raytheon 2010 Stock Plan (the “Plan”). The number of shares of common stock that may be issued pursuant to awards under the Plan may not exceed 7,500,000 shares of common stock, plus (1) the number of shares of common stock which were available for grant under Raytheon’s 2001 Stock Plan and 1997 Nonemployee Directors Restricted Stock Plan (collectively, the “Prior Plans”) as of the close of business on May 27, 2010, (2) the number of shares of common stock which were the subject of awards outstanding under the Prior Plans as of the close of business on May 27, 2010 (“Prior Plan Awards”) and, after May 27, 2010 are forfeited, terminated, cancelled or expire, and (3) the number of shares of common stock delivered to or withheld by Raytheon either in exercise of a Prior Plan Award or in satisfaction of tax withholding obligations with respect to a Prior Plan Award. Under the Plan, Raytheon may grant restricted stock, stock unit awards, stock options and stock appreciation rights. The Plan is included as Exhibit 10.1 hereto. The description contained herein is qualified in its entirety by the full text of the Plan.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of May 27, 2010, Raytheon’s By-Laws were amended to allow holders of not less than 25% of Raytheon’s outstanding shares of common stock the right to request that a special meeting of stockholders be called, subject to certain procedural requirements set forth within the By-Laws, as amended. Such procedural requirements include, but are not limited to, that the request contain (i) identifying information about such stockholders; (ii) a brief description of each matter of business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting; (iii) the text of the proposal or business; (iv) any material interest of each stockholder in the business desired to be brought before the special meeting; and (v) a description of any agreement, arrangement or understanding between each stockholder requesting the special meeting and any other person or persons in connection with such proposal or business or the stockholder’s shares. The By-Law amendment became effective upon stockholder approval at Raytheon’s annual meeting of a corresponding amendment to Raytheon’s Amended and Restated Certificate of Incorporation. A copy of Raytheon’s By-Laws, as amended, is filed as Exhibit 3.1 hereto and this description is qualified in its entirety by reference to the full text of the By-Laws, as amended.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Raytheon held its annual meeting of stockholders on May 27, 2010. For more information about the proposals set forth below, please see Raytheon’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2010. The final voting results on each of the matters submitted to a vote of Raytheon stockholders were as follows:

Raytheon’s stockholders elected, by a majority of the votes cast, each of the nine nominees to the Board of Directors, each to serve until Raytheon’s 2011 annual meeting of stockholders or until their respective successors have been elected, as follows:

Director	For	Against	Abstain	Broker Non-Votes
Vernon E. Clark	300,889,267	3,614,331	2,223,942	31,596,271
John M. Deutch	276,616,617	27,835,866	2,275,057	31,596,271
Stephen J. Hadley	301,591,627	2,677,058	2,458,855	31,596,271
Frederic M. Poses	300,376,815	3,997,148	2,353,577	31,596,271
Michael C. Ruettgers	301,589,957	2,753,732	2,383,851	31,596,271
Ronald L. Skates	301,283,183	3,096,670	2,347,687	31,596,271
William R. Spivey	293,792,791	10,588,894	2,345,855	31,596,271
Linda G. Stuntz	301,650,252	2,721,042	2,356,246	31,596,271
William H. Swanson	301,950,786	3,398,472	1,378,282	31,596,271

Raytheon’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year beginning January 1, 2010 as follows:

For	Against	Abstain
333,889,024	3,295,804	1,138,983

Raytheon’s stockholders approved the amendment to Raytheon’s Restated Certificate of Incorporation granting to holders of not less than 25% of Raytheon’s shares the right to call a special meeting of stockholders as follows:

For	Against	Abstain
331,724,902	5,052,996	1,545,913

Raytheon’s stockholders approved the Raytheon 2010 Stock Plan as follows:

For	Against	Abstain	Broker Non-Votes
265,665,402	39,363,841	1,698,297	31,596,271

Raytheon’s stockholders voted on a stockholder proposal regarding an advisory vote on executive compensation as follows:

For	Against	Abstain	Broker Non-Votes
138,002,445	153,457,490	15,267,605	31,596,271

Raytheon’s stockholders voted on a stockholder proposal regarding supplemental executive retirement plans as follows:

For	Against	Abstain	Broker Non-Votes
128,628,128	176,081,196	2,018,216	31,596,271

Raytheon’s stockholders voted on a stockholder proposal regarding stockholder action by written consent as follows:

For	Against	Abstain	Broker Non-Votes
160,869,232	139,452,499	6,405,809	31,596,271

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Raytheon Company By-Laws, as amended as of May 27, 2010.

Exhibit 10.1	Raytheon 2010 Stock Plan (incorporated by reference from Appendix B to the Raytheon Company definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date: June 2, 2010	By:	/S/ JAY B. STEPHENS
Jay B. Stephens
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit 3.1	Raytheon Company By-Laws, as amended as of May 27, 2010.

Exhibit 10.1	Raytheon 2010 Stock Plan (incorporated by reference from Appendix B to the Raytheon Company definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2010).